    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 28, 2000



                                                      REGISTRATION NO. 333-94771

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------


                                AMENDMENT NO. 1


                                  TO FORM S-3

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

    AMERICAN CLASSIC VOYAGES CO.                   DELAWARE                            31-0303330
        AMCV CAPITAL TRUST I                       DELAWARE                           APPLIED FOR
    (Exact Name of Registrant as       (State or Other Jurisdiction of              (I.R.S. Employer
     Specified in its Charter)          Incorporation or Organization)            Identification No.)

                             ---------------------

    TWO NORTH RIVERSIDE PLAZA, SUITE 200, CHICAGO, IL 60606, (312) 258-1890 (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                                JORDAN B. ALLEN
            EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                          AMERICAN CLASSIC VOYAGES CO.
    TWO NORTH RIVERSIDE PLAZA, SUITE 200, CHICAGO, IL 60606, (312) 466-6202 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)

                             ---------------------

                                   Copies To:


                 DAVID S. STONE, ESQ.                                   IMAD I. QASIM, ESQ.
       SEYFARTH, SHAW, FAIRWEATHER & GERALDSON                            SIDLEY & AUSTIN
                    55 EAST MONROE                                         BANK ONE PLAZA
                      SUITE 4200                                      10 SOUTH DEARBORN STREET
                  CHICAGO, IL 60603                                      CHICAGO, IL 60603
              TELEPHONE: (312) 269-8965                              TELEPHONE: (312) 853-7094


     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box. [ ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

      The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                             SUBJECT TO COMPLETION

                 PRELIMINARY PROSPECTUS DATED JANUARY 28, 2000


PROSPECTUS

                                  $250,000,000

                          AMERICAN CLASSIC VOYAGES CO.
         COMMON STOCK, PREFERRED STOCK AND SUBORDINATED DEBT SECURITIES

                              AMCV CAPITAL TRUST I
                 PREFERRED SECURITIES FULLY AND UNCONDITIONALLY
                   GUARANTEED BY AMERICAN CLASSIC VOYAGES CO.

                             ---------------------

     We will provide the specific terms of the particular securities issued under this prospectus in a prospectus supplement for each security. You should read this prospectus and any prospectus supplement carefully before investing.

     The amount of the securities issued under this prospectus will be limited to a total of U.S. $250,000,000 or the equivalent amount if denominated in foreign currencies.

     Our common stock is quoted on the Nasdaq National Market under the symbol "AMCV."

                             ---------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


              The date of this prospectus is January      , 2000.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following are the estimated expenses in connection with the distribution of the securities being registered:


Securities and Exchange Commission registration fee.........  $ 66,000
National Association of Securities Dealers, Inc. filing
  fee.......................................................  $ 10,000
Nasdaq National Market additional listing fee...............  $ 17,500
Printing and related expenses...............................  $ 75,000
Blue sky fees and expenses..................................  $ 30,000
Legal fees and expenses.....................................  $100,000
Accounting fees and expenses................................  $ 75,000
Miscellaneous...............................................  $ 26,500
                                                              --------
          Total.............................................  $400,000
                                                              ========



Except for the SEC registration fee, all of the foregoing are estimates.


---------------


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS


     Article Seventh of the Registrant's Second Amended and Restated Certificate of Incorporation ("Article Seventh") is consistent with Section 102(b)(7) of the Delaware General Corporation Law, which generally permits a company to include a provision limiting the personal liability of a director in the company's certificate of incorporation. With limitations, Article Seventh eliminates the personal liability of the Registrant's directors to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. However, Article Seventh does not eliminate director liability: (1) for breaches of the duty of loyalty to the Registrant and its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) for transactions from which a director derives improper personal benefit; or (4) under Section 174 of the Delaware General Corporation Law ("Section 174"). Section 174 makes directors personally liable for unlawful dividends and stock repurchases or redemptions and expressly sets forth a negligence standard with respect to such liability. While Article Seventh protects the directors from awards for monetary damages for breaches of their duty of care, it does not eliminate their duty of care. The limitations in Article Seventh have no effect on claims arising under the federal securities laws.

     Under Section 145 of the Delaware General Corporation Law, directors and officers, as well as other employees and individuals, may be indemnified against expenses (including attorneys' fees), judgments, fines, amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation, a "derivative action") if they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to criminal actions or proceedings, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such an action, and the Delaware General Corporation Law requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation.

     The directors and officers of the Company are covered by directors' and officers' insurance in an aggregate maximum of approximately $10 million indemnifying them against certain liabilities that they might incur in such capacities, including certain liabilities arising under the Securities Act. The premium for this insurance is paid by the Company.

     The Declaration of Trust for the AMCV Capital Trust I (the "Trust") will provide that no property or Delaware trustee or any of their affiliates, or any officer, director, shareholder, member, partner, employee, representative, custodian, nominee or agent of such property or Delaware trustee (each a "Fiduciary Indemnified Person"), and no administrative trustee, affiliate of any administrative trustee, or any officer, director, stockholder, member, partner, employee, representative or agent of any administrative trustee or any affiliate thereof, or any employee or agent of the Trust or any of their affiliates (each a "Company Indemnified Person") shall be liable, responsible or accountable in damages or otherwise to any of the Trust or any officer, director, stockholder, partner, member, representative, employee or agent of the Trust or its affiliates or to any holder of preferred securities for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Fiduciary Indemnified Person or Company Indemnified Person in good faith on behalf of the Trust and in a manner such Fiduciary Indemnified Person or Company Indemnified Person reasonably believed to be within the scope of the authority conferred on such Fiduciary Indemnified Person or Company Indemnified Person by the Declaration of Trust or by law, except that a Fiduciary Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Fiduciary Indemnified Person's gross negligence or bad faith with respect to such acts or omissions and a Company Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Company Indemnified Person's lack of good faith or the lack of reasonable belief that his or her act or omission was in, or not opposed to, the best interests of the Trust.

     The Declaration of Trust for the Trust also provides that to the full extent permitted by law, the Company shall indemnify any Company Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Trust) by reason of the fact that he is or was a Company Indemnified Person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Trust, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The Declaration of Trust also provides that to the full extent permitted by law, the Company shall indemnify any Company Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of any such trust to procure a judgment in its favor by reason of the fact that such person is or was a Company Indemnified Person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the trust and except that no such indemnification shall be made in respect of any claim, issue or matter as to which such Company Indemnified Person shall have been adjudged to be liable to the trust unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such Court of Chancery or such other court shall deem proper. The Declaration of Trust for the Trust further provides that expenses (including attorneys' fees) incurred by a Company Indemnified Person in defending a civil, criminal, administrative or investigative action, suit or proceeding referred to in the immediately preceding two sentences shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Company Indemnified Person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Company as authorized in any such Declaration.

     The Declaration of Trust for the Trust also provides that the Company shall indemnify each Fiduciary Indemnified Person against any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust under the Trust, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against or investigating any claim or liability in connection with the exercise or performance of any of its powers or duties thereunder.

     EXHIBIT NUMBER                         DESCRIPTION OF EXHIBIT
     --------------                         ----------------------
          1.1            -- Form of Purchase Agreement -- Debt*
          1.2            -- Form of Purchase Agreement -- Equity*
          1.3            -- Form of Purchase Agreement -- Preferred Securities*
          3.1            -- Second Amended and Restated Articles of Incorporation of
                            American Classic Voyages Co. (incorporated by reference
                            to Exhibit 3.(i) to American Classic Voyages Co. Annual
                            Report of Form 10-K for the year ended December 31, 1998)
          3.2            -- Third Amended and Restated Bylaws of American Classic
                            Voyages Co. (incorporated by reference to Exhibit 3.(ii)
                            to American Classic Voyages Co. Quarterly Report on Form
                            10-Q for the period ended September 30, 1999)
          4.1            -- Form of Subordinated Indenture by and between American
                            Classic Voyages Co. and The Bank of New York, as Trustee
                            (including Form of Subordinated Debt Security)
          4.2            -- Form of Junior Convertible Subordinated Indenture by and
                            between American Classic Voyages Co. and the Bank of New
                            York, as Trustee (including Form of Convertible
                            Subordinated Debenture)
          4.3            -- Certificate of Trust of AMCV Capital Trust I
          4.4            -- Declaration of Trust of AMCV Capital Trust I
          4.5            -- Form of Amended and Restated Declaration of Trust of AMCV
                            Capital Trust I (including Form of Preferred Security)
          4.6            -- Form of Preferred Securities Guarantee Agreement by
                            American Classic Voyages Co.
          4.7            -- Form of Subordinated Debt Security -- The form of debt
                            security or securities with respect to each particular
                            offering will be filed as an exhibit subsequently
                            included or incorporated by reference herein
          4.8            -- Form of Preferred Stock -- Any amendment to the American
                            Classic Voyages Co. Certificate of Incorporation or
                            Certificates of Designation authorizing the creation of
                            any series of Preferred Stock and setting forth the
                            rights, preferences and designations thereof will be
                            filed as an exhibit subsequently included or incorporated
                            by reference herein
          4.9            -- Form of Preferred Security (included in Exhibit 4.5)
          4.10           -- Form of Subordinated Debt Security (included in Exhibit
                            4.1)
          4.11           -- Form of Convertible Subordinated Debenture (included in
                            Exhibit 4.2)
          5.1            -- Opinion of Seyfarth, Shaw, Fairweather & Geraldson
          5.2            -- Opinion of Richards, Layton & Finger, P.A.
         12.1            -- Computation of Ratios of Earnings to Fixed Charges and
                            Preferred and Preference Stock Dividend Requirements
         23.1            -- Consent of KPMG LLP
         23.2            -- Consent of Seyfarth, Shaw, Fairweather & Geraldson
                            (included in Exhibit 5.1)
         23.3            -- Consent of Richards, Layton & Finger, P.A.(included in
                            Exhibit 5.2)
         24.1            -- Power of Attorney from Samuel Zell
         24.2            -- Power of Attorney from John R. Berry
         24.3            -- Power of Attorney from Bradbury Dyer, III

     EXHIBIT NUMBER                         DESCRIPTION OF EXHIBIT
     --------------                         ----------------------
         24.4            -- Power of Attorney from Laurence S. Geller
         24.5            -- Power of Attorney from Arthur A. Greenberg
         24.6            -- Power of Attorney from Mark Slezak
         24.7            -- Power of Attorney from Jerry R. Jacob
         24.8            -- Power of Attorney from Joseph P. Sullivan
         24.9            -- Power of Attorney from Jeffrey N. Watanabe
         25.1            -- Statement of Eligibility on Form T-1 under the Trust
                            Indenture Act of 1939, as amended, of The Bank of New
                            York, as Trustee under the Subordinated Indenture and the
                            Junior Convertible Subordinated Indenture
         25.2            -- Statement of Eligibility on Form T-1 under the Trust
                            Indenture Act of 1939, as amended, of The Bank of New
                            York (Delaware), as Trustee under the Declaration of
                            Trust of AMCV Capital Trust I
         25.3            -- Statement of Eligibility on Form T-1 under the Trust
                            Indenture Act of 1939, as amended, of the Bank of New
                            York, as Trustee of the Preferred Securities Guarantee
                            for the benefit of the holders of Preferred Securities of
                            AMCV Capital Trust I

---------------

* To be filed as an exhibit to American Classic Voyages' Current Report on Form 8-K in connection with a specific offering.

ITEM 17. UNDERTAKINGS

     (a) The undersigned Registrants hereby undertake:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.

             Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or
     Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933 (the "Securities Act"), each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 ("Exchange Act") (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (d) The undersigned Registrant hereby undertakes that:

          1. For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          2. For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (e) The undersigned Registrants hereby undertake to file, if necessary, an application for the purpose of determining the eligibility of the Trustees to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended, in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of such Act.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, American Classic Voyages Co. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on the 28th day of January, 2000.


                                            AMERICAN CLASSIC VOYAGES CO.

                                            By:    /s/ PHILIP C. CALIAN
                                              ----------------------------------
                                                Philip C. Calian
                                                President and Chief Executive
                                                Officer


     Pursuant to the requirements of the Securities Act, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                      SIGNATURE                                    TITLE                     DATE
                      ---------                                    -----                     ----
                  /s/ SAMUEL ZELL*                     Chairman of the Board           January 28, 2000
-----------------------------------------------------
                     Samuel Zell

                /s/ PHILIP C. CALIAN                   President and Chief Executive   January 28, 2000
-----------------------------------------------------    Officer (Principal Executive
                  Philip C. Calian                       Officer), Director

               /s/ RANDALL L. TALCOTT                  Vice President and Treasurer    January 28, 2000
-----------------------------------------------------    (Principal Financial and
                 Randall L. Talcott                      Accounting Officer)

                 /s/ JOHN R. BERRY*                    Director                        January 28, 2000
-----------------------------------------------------
                    John R. Berry

               /s/ BRADBURY DYER, III*                 Director                        January 28, 2000
-----------------------------------------------------
                 Bradbury Dyer, III

               /s/ LAURENCE S. GELLER*                 Director                        January 28, 2000
-----------------------------------------------------
                 Laurence S. Geller

              /s/ ARTHUR A. GREENBURG*                 Director                        January 28, 2000
-----------------------------------------------------
                 Arthur A. Greenburg

                  /s/ MARK SLEZAK*                     Director                        January 28, 2000
-----------------------------------------------------
                     Mark Slezak

                 /s/ JERRY R. JACOB*                   Director                        January 28, 2000
-----------------------------------------------------
                   Jerry R. Jacob

               /s/ JOSEPH P. SULLIVAN*                 Director                        January 28, 2000
-----------------------------------------------------
                 Joseph P. Sullivan

                      SIGNATURE                                    TITLE                     DATE
                      ---------                                    -----                     ----
                                                       Director
-----------------------------------------------------
                 Emanuel L. Rouvelas

              /s/ JEFFREY N. WATANABE*                 Director                        January 28, 2000
-----------------------------------------------------
                 Jeffrey N. Watanabe

                * /s/ JORDAN B. ALLEN                                                  January 28, 2000
-----------------------------------------------------
                   Jordan B. Allen
                  Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, AMCV Capital Trust I certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on the 28th day of January, 2000.


                                            AMCV CAPITAL TRUST I

                                            By: American Classic Voyages Co., as
                                            Sponsor

                                            By:     /s/ JORDAN B. ALLEN
                                              ----------------------------------
                                                Jordan B. Allen
                                                Executive Vice President,
                                                Secretary and General Counsel

                                 EXHIBIT INDEX

     EXHIBIT NUMBER                         DESCRIPTION OF EXHIBIT
     --------------                         ----------------------
          1.1            -- Form of Purchase Agreement -- Debt*
          1.2            -- Form of Purchase Agreement -- Equity*
          1.3            -- Form of Purchase Agreement -- Preferred Securities*
          3.1            -- Second Amended and Restated Articles of Incorporation of
                            American Classic Voyages Co. (incorporated by reference
                            to Exhibit 3.(i) to American Classic Voyages Co. Annual
                            Report of Form 10-K for the year ended December 31, 1998)
          3.2            -- Third Amended and Restated Bylaws of American Classic
                            Voyages Co. (incorporated by reference to Exhibit 3.(ii)
                            to American Classic Voyages Co. Quarterly Report on Form
                            10-Q for the period ended September 30, 1999)
          4.1            -- Form of Subordinated Indenture by and between American
                            Classic Voyages Co. and The Bank of New York, as Trustee
                            (including Form of Subordinated Debt Security)
          4.2            -- Form of Junior Convertible Subordinated Indenture by and
                            between American Classic Voyages Co. and the Bank of New
                            York, as Trustee (including Form of Convertible
                            Subordinated Debenture)
          4.3            -- Certificate of Trust of AMCV Capital Trust I
          4.4            -- Declaration of Trust of AMCV Capital Trust I
          4.5            -- Form of Amended and Restated Declaration of Trust of AMCV
                            Capital Trust I (including Form of Preferred Security)
          4.6            -- Form of Preferred Securities Guarantee Agreement by
                            American Classic Voyages Co.
          4.7            -- Form of Subordinated Debt Security -- The form of debt
                            security or securities with respect to each particular
                            offering will be filed as an exhibit subsequently
                            included or incorporated by reference herein
          4.8            -- Form of Preferred Stock -- Any amendment to the American
                            Classic Voyages Co. Certificate of Incorporation or
                            Certificates of Designation authorizing the creation of
                            any series of Preferred Stock and setting forth the
                            rights, preferences and designations thereof will be
                            filed as an exhibit subsequently included or incorporated
                            by reference herein
          4.9            -- Form of Preferred Security (included in Exhibit 4.5)
          4.10           -- Form of Subordinated Debt Security (included in Exhibit
                            4.1)
          4.11           -- Form of Convertible Subordinated Debenture (included in
                            Exhibit 4.2)
          5.1            -- Opinion of Seyfarth, Shaw, Fairweather & Geraldson
          5.2            -- Opinion of Richards, Layton & Finger, P.A.
         12.1            -- Computation of Ratios of Earnings to Fixed Charges and
                            Preferred and Preference Stock Dividend Requirements
         23.1            -- Consent of KPMG LLP
         23.2            -- Consent of Seyfarth, Shaw, Fairweather & Geraldson
                            (included in Exhibit 5.1)
         23.3            -- Consent of Richards, Layton & Finger, P.A. (included in
                            Exhibit 5.2)
         24.1            -- Power of Attorney from Samuel Zell
         24.2            -- Power of Attorney from John R. Berry
         24.3            -- Power of Attorney from Bradbury Dyer, III
         24.4            -- Power of Attorney from Laurence S. Geller

     EXHIBIT NUMBER                         DESCRIPTION OF EXHIBIT
     --------------                         ----------------------
         24.5            -- Power of Attorney from Arthur A. Greenberg
         24.6            -- Power of Attorney from Mark Slezak
         24.7            -- Power of Attorney from Jerry R. Jacob
         24.8            -- Power of Attorney from Joseph P. Sullivan
         24.9            -- Power of Attorney from Jeffrey N. Watanabe
         25.1            -- Statement of Eligibility on Form T-1 under the Trust
                            Indenture Act of 1939, as amended, of The Bank of New
                            York, as Trustee under the Subordinated Indenture and the
                            Junior Convertible Subordinated Indenture
         25.2            -- Statement of Eligibility on Form T-1 under the Trust
                            Indenture Act of 1939, as amended, of The Bank of New
                            York (Delaware), as Trustee under the Declaration of
                            Trust of AMCV Capital Trust I
         25.3            -- Statement of Eligibility on Form T-1 under the Trust
                            Indenture Act of 1939, as amended, of the Bank of New
                            York, as Trustee of the Preferred Securities Guarantee
                            for the benefit of the holders of Preferred Securities of
                            AMCV Capital Trust I

---------------

* To be filed as an exhibit to American Classic Voyages' Current Report on Form 8-K in connection with a specific offering.